UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 18, 2013

PAULSON CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18188

Oregon	93-0589534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 N.W. Lovejoy Street, Suite 720, Portland, Oregon	97209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-243-6000

Former name or former address if changed since last report: 811 SW Naito Parkway, Suite 300, Portland, OR 97204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Paulson Capital Corp. (the "Company") is filing this Amendment No. 1 on Form 8-K/A (this "Amendment") to its Report on Form 8-K, which was filed with the Securities and Exchange Commission on July 26, 2013 (the "Original Filing"), to amend the information contained in the Original Filing. The information contained in this Amendment amends and supersedes the information contained in the Original Filing.

Item 1.01 Entry into a Definitive Material Agreement.

On July 25, 2013, the Company entered into a series of agreements intended to secure investment in the Company of $5,250,000 (the “Investment Funds”), subject to satisfaction of certain conditions (the “Agreements”) with one or more investors in a private placement transaction intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Agreements, the securities underlying the Unit (as defined below), and the funds have been placed in escrow pending satisfaction of the conditions for closing of the transactions. One of the principal conditions is approval by our shareholders of the Financing (defined below) and satisfaction of NASDAQ Rules related to the Financing. In the event that shareholder approval of the Financing is not obtained, the escrow will be released, all documents will be returned, the securities underlying the Unit will be returned to the Company for cancellation, and the funds will be returned to the investors.

Upon the approval of the proposal related to the Financing ("Proposal 4") contained in the Company's Preliminary Proxy Statement on Schedule 14A (the "Preliminary Proxy Statement) filed on July 25, 2013 with the Securities and Exchange Commission (the "SEC"), the Company's shareholders will have agreed to the closing of the transactions contemplated under the Agreements, including the issuance of in excess of 20% of the Company’s issued and outstanding Common Stock, calculated on a pre-Financing basis in satisfaction of NASDAQ Marketplace Rule 5635 (as further discussed below), and the Company may continue to pursue efforts and consummate one or more additional non-public offerings or issuances.

The Agreements provide that the Company will consummate a private placement (the “Financing”) pursuant to one or more Subscription Agreements (the “Subscription Agreement(s)”) for the sale of a unit (the “Unit”), or any portion thereof, consisting of (i) 287,773 shares of our Common Stock; (ii) 500,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”), each convertible into 2.305640603 shares of Common Stock; (iii) a Class A Warrant (the “Class A Warrant”), exercisable for up to 7,500,000 shares of Series B Preferred Stock (the “Series B Preferred Stock”); and (iv) a Class B Warrant (the “Class B Warrant”), exercisable for up 13,559,401 shares of Series B Preferred Stock. Such amounts are subject to adjustment if required to satisfy one or more requirements of NASDAQ or the SEC. The closing of the Financing will be subject to approval by our shareholders in accordance with Rule 5635(d) of the NASDAQ Listing Rules.

The material terms of the Subscription Agreement(s) are summarized below. Such summary is qualified in its entirety by the actual terms of the Subscription Agreement(s), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Unit will be sold (in whole or in part) to one or more accredited investors at a purchase price of $5,250,000 for one full Unit. Net proceeds of the sale of the Unit will be used for general corporate purposes, including working capital.

Under NASDAQ Marketplace Rule 5635, the Company may not issue securities representing more than 19.99% of its outstanding Common Stock prior to shareholder approval. The Company also does not currently have any shares of Series B Preferred Stock authorized pursuant to its Articles of Incorporation. Accordingly, the Company may not issue any shares of Common Stock under the Units in excess of 19.99% of the currently outstanding shares of Common Stock, issue any shares of Series B Preferred Stock or release the escrow (as described below) unless Proposal 4 and the proposal related to the amendment and restatement of the Company's Articles of Incorporation contained in the Preliminary Proxy Statement ("Proposal 2") shall have been approved by the affirmative vote of the shareholders of the Company. However in the event the proposal for the reincorporation of the Company in Delaware contained in the Preliminary Proxy Statement ("Proposal 5") is approved, the shares of Common Stock and Series B Preferred Stock to be issued will be issued pursuant to and as authorized for issuance under the Certificate of Incorporation of the Company, as a Delaware corporation, pursuant to the laws of the State of Delaware. If Proposal 4 and either Proposal 2 or 5 are not approved, all funds will be returned to investors pursuant to the escrow agreement (as described below). In order to comply with NASDAQ Marketplace Rule 5635 and the limitations under the Articles of Incorporation presently in effect, the Company has issued to the Investor(s) a Class A and a Class B Warrant, which may not be exercised for six months from the date of issuance, and if exercised shall be exercisable for such number of shares of the Series B Stock as are set forth in the Class A and Class B Warrant. As more fully described below, the Series B Preferred Stock is subject to conversion and voting limitations.

The Unit

The Unit consists of (i) 287,773 shares of Common Stock; (ii) 500,000 shares of Series A Preferred Stock; (iii) a Class A Warrant to purchase up to 7,500,000 shares of Series B Preferred Stock; and (iv) a Class B Warrant to purchase up to 13,559,407 shares of Series B Preferred Stock. The Unit is governed by a “most favored nations” provision pursuant to which the Company will be obligated (with certain exceptions) to issue additional Units to the investor(s) in the event the Company issues securities at a per share price less than $0.35 per share of Common Stock (prior to giving effect to any reverse split of the Company's outstanding securities). Additionally, the holder of the Unit has the right to participate in future offerings of securities by the Company for a period of twenty four (24) months and the Company will be required to file a registration statement covering the resale of the securities underlying the Unit within 180 days from the closing of the sale of the Unit.

Series A Preferred Stock

Each share of Series A Preferred Stock has a stated value of $0.806974 per share (the “Stated Value”) and a conversion ratio of 2.305640603 per share of Common Stock, equal to a purchase price of $0.35 per share of Common Stock, subject to adjustment (the “Conversion Price”), which is lower than the current market (closing) price of Common Stock of $0.75 per share on July 5, 2013 on the NASDAQ Capital Market (disregarding the value of any Warrants). Each share of Series A Preferred Stock is convertible into shares of Common Stock, calculated by dividing the aggregate Stated Value of the shares being converted by the Conversion Price. Upon the liquidation, dissolution or winding up of the business of the Company, each share of Series A Preferred Stock shall be entitled to receive a preferential amount in cash equal to the Stated Value. The holder of the Series A Preferred Stock may not convert such shares to the extent such conversion would cause the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding Common Stock, subject to the holder’s discretional increase to 9.99% on 61 days’ notice to the Company. The Conversion Price of the Series A Preferred Stock is subject to adjustment in certain instances, including stock splits, dividends and subdivision of the Common Stock. Additionally, in the event the Company issues securities at a per share price that is less than the Conversion Price then in effect, the conversion price will be adjusted to such lower priced issuance. The Shares of Series A Preferred Stock are non-voting inasmuch as they are issued under the Articles of Incorporation which do not provide for voting of Preferred Stock. Upon approval of Proposal 2, the rights afforded the Series A Preferred Stock will continue, and the Series A Preferred Stock shall remain outstanding following the amendment of the Company’s Articles of Incorporation. Upon approval of Proposal 5, and the reincorporation of the Company into the State of Delaware, the Series A Preferred Stock will be re-issued under the Certificate of Incorporation of the Delaware Corporation with the same terms and provisions as applicable under the Articles of Incorporation; however, the Company may elect to provide voting rights in any Certificate of Designation therefor.

The material terms of the Series A Preferred Stock summarized above are qualified in their entirety by the actual terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Preferred Stock

Each share of Series B Preferred Stock will be convertible into one share of Common Stock and have a stated value of $0.35 per share (the “Stated Value”) and a conversion ratio equal to one share of Common Stock for each share of Series B Preferred Stock outstanding, equal to a purchase price of $0.35 per share of Common Stock, subject to adjustment (the “B Conversion Price”), which is lower than the current market (closing) price of Common Stock of $0.75 per share on July 5, 2013 on the NASDAQ Capital Market (disregarding the value of any Warrants). Upon the liquidation, dissolution or winding up of the business of the Company, each share of Series B Preferred Stock shall be entitled to receive a preferential amount in cash equal to the Stated Value. The holder of the Series B Preferred Stock may not convert such shares to the extent such conversion would cause the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding Common Stock, subject to the holder’s discretional increase to 9.99% on 61 days’ notice to the Company. The conversion ratio of the Series B Preferred Stock is subject to adjustment in certain instances, including stock splits, dividends and subdivision of the Common Stock. The shares of Series B Preferred Stock will be entitled to one vote per share, with such voting rights subject to the beneficial ownership limitations set forth therein, and will vote together as a class with the Common Stock. Upon approval of Proposal 2, the Company intends to authorize up to 30 million shares of "blank check" preferred stock, and accordingly no shares of Series B Preferred Stock will be issuable until the Company obtains such approval. Instead, the Company has issued a Series A Warrant that is exercisable into 7,500,000 shares of Series B Preferred Stock and a Series B Warrant that is exercisable into 13,559,407 shares of Series B Preferred Stock if and when authorized by shareholders by approval of Proposal 2, as more fully described below. Unlike the Company’s present Articles of Incorporation, which do not provide for the issuance of any voting preferred stock, the Series B Preferred Stock will be issued with voting rights. The Company does not currently have any shares of Series B Preferred Stock authorized and may not issue any shares of Series B Preferred Stock unless Proposal 4 and either Proposal 2 or Proposal 5 shall be approved by the affirmative vote of the shareholders of the Company such approvals are a condition to the release of the Units from escrow. Upon approval of Proposal 5, and the reincorporation of the Company into the State of Delaware, the Series B Preferred Stock will be re-issued under the Certificate of Incorporation of the Delaware corporation with the same terms and provisions as applicable under the Articles of Incorporation.

The material terms of the Series B Convertible Preferred Stock summarized above are qualified in their entirety by the actual terms of the form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Class A Warrant

The Class A Warrant is exercisable beginning on the date that is six months following the date of issuance and ending on the date that is five years thereafter. The Class A Warrant is exercisable for up to 7,500,000 shares of Series B Preferred Stock at a per share exercise price of $0.80 and may be exercised, in whole or in part, by means of a “cashless exercise.” The exercise price is subject to adjustment in certain instances, including stock splits, dividends and subdivision of the Common Stock. Additionally, in the event the Company issues securities at a per share price that is less than the exercise price then in effect, the exercise price will be adjusted to be equal to such lower priced issuance. If the Company has not obtained the requisite shareholder approval sought by Proposal 4, the Company may not issue, upon exercise of the Class A Warrant, a number of shares of Common Stock which, when aggregated with any other shares of Common Stock issued in the Financing or underlying securities issued in the Financing, would exceed 19.99% of the issued and outstanding shares of Common Stock of the Company, which in such case would be all of the shares of Common Stock issuable under the Class A Warrant upon conversion of the Series B Preferred Stock into which the Warrant is convertible. Each Class A Warrant may be amended upon the affirmative approval of 51% of the shares into which the Class A Warrant is then convertible. The Company does not currently have any shares of Series B Preferred Stock authorized and may not issue any shares of Series B Preferred Stock unless Proposal 2 or Proposal 5 shall also be approved by the affirmative vote of the shareholders of the Company. Accordingly, the Unit will not be released from escrow in the event that either Proposal 2 or Proposal 5 is not approved by the affirmative vote of shareholders. Upon approval of Proposal 5, and the reincorporation of the Company into the State of Delaware, the Class A Warrant would be convertible into Series B Preferred Stock as may be issued under the Certificate of Incorporation of the Delaware corporation with the same terms and provisions as applicable under the Articles of Incorporation.

The material terms of the Class A Warrant summarized above are qualified in their entirety by the actual terms of the Class A Warrant, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Class B Warrant

The Class B Warrant is exercisable beginning on the date that is six months following the date of issuance and ending on the date that is two years thereafter. The Class B Warrant is exercisable for up to 13,559,407 shares of Series B Preferred Stock. The purchase price of one share of Common Stock underlying the Class B Warrant is deemed to be $0.35 without any payment of consideration by the Holder upon exercise. Notwithstanding the foregoing, if Proposals 4 and either Proposal 2 or 5 is approved by the shareholders, the Class B Warrant shall automatically, and without further action on the part of the holder, be converted into 13,559,407 shares of Series B Preferred Stock without the payment of any exercise fee or additional consideration to the Company. The exercise price is subject to adjustment in certain instances, including stock splits, dividends and subdivision of the Common Stock. Additionally, in the event the Company issues securities at a per share price that is less than the exercise price then in effect, the exercise price will be adjusted to such lower priced issuance (provided only one adjustment shall be made for any event requiring such adjustment). If the Company has not obtained the requisite shareholder approval sought by approval of Proposal 4, the Company may not issue, upon exercise of the Class B Warrant, a number of shares of Common Stock which, when aggregated with any other shares of Common Stock issued in the Financing or underlying securities issued in the Financing, would exceed 19.99% of the issued and outstanding shares of Common Stock of the Company which in such case would be all of the shares of Common Stock issuable under the Class B Warrant upon conversion of the Series B Preferred Stock into which the Warrant is convertible. Each Class B Warrant may be amended upon the affirmative approval of 51% of the shares which the Class B Warrant is then convertible. The Company does not currently have any shares of Series B Preferred Stock authorized and may not issue any shares of Series B Preferred Stock unless Proposal 2 and/or Proposal 5 shall also be approved by the affirmative vote of the shareholders of the Company. Accordingly, the Unit will not be released from escrow in the event that Proposal 2 or Proposal 5 is not approved by the affirmative vote of shareholders. Upon approval of Proposal 5, and the reincorporation of the Company into the State of Delaware, the Class B Warrant would be convertible into Series B Preferred Stock as may be issued under the Certificate of Incorporation of the Delaware corporation with the same terms and provisions as applicable under the Articles of Incorporation.

The material terms of the Class B Warrant summarized above are qualified in their entirety by the actual terms of the Class B Warrant, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Escrow Agreement

In connection with the Financing, the Company and the investor(s) entered into an escrow agreement with a third party escrow agent (the “Escrow Agreement”) pursuant to which the securities underlying the Unit and the purchase price of the Unit have been placed in escrow. If the escrow agent is not notified within 90 days of the date of the Escrow Agreement that the conditions to release of the escrow have been satisfied, the purchase price and the securities underlying the Unit shall be returned to the investor(s) and the Company, respectively, unless such date is extended by the Company, the investor(s) and the escrow agent. The conditions to release of the escrow include: (a) the affirmative vote of the shareholders of the Company for Proposal 4 (and Proposal 2 or Proposal 5); (b) the Company not having received any notice of delisting of its securities by NASDAQ or any other notification by NASDAQ that it is otherwise not in compliance with its rules and regulations; (c) the application for the Listing of Additional Securities covering the securities underlying the Unit having been approved by NASDAQ; and (d) the Company having delivered a certificate signed by an officer of the Company, and acknowledged by each of the investors, certifying that, as of the date the escrowed funds are released from the escrow account, the representations and warranties contained in Section 4 of the Subscription Agreement(s) and on Schedule II attached to the Escrow Agreement are true and accurate in all respects.

The material terms of the Escrow Agreement summarized above are qualified in their entirety by the actual terms of the Escrow Agreement, a copy of which is filed as Exhibit 10.4 to this Current

Report on Form 8-K and is incorporated herein by reference.

Interest Preservation Agreement

On July 25, 2013, the Company and the lead investor in the Financing entered into an Interest Preservation Letter Agreement pursuant to which the Company and the investor agreed if, within eighteen (18) months from the release from escrow of the securities underlying the Units to the purchasers the Company consummates an acquisition in which it issues additional securities as payment therefor, which has the effect of causing the Legacy Shareholders (as defined below) to hold, in the aggregate, less than 5.5% of the outstanding capital stock of the Company (the “Target Percentage”), then the Company shall issue to the Legacy Shareholders, for no additional payment, pro rata in proportion to their interests on the record date for the Company's 2013 Annual Meeting of Shareholders (the "Record Date"), that number of shares of the Company's Common Stock necessary for the Legacy Holders to hold, in the aggregate, the Target Percentage.

The material terms of the Interest Preservation Letter Agreement summarized above are qualified in their entirety by the actual terms of the Interest Preservation Letter Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Formation of Liquidating Trust

In connection with the proposed Financing, our Board of Directors has approved a plan whereby prior to the release of the escrow, an irrevocable liquidating trust (the "Trust") will be created and the shareholders of our Common Stock of record as of the Record Date (the "Legacy Shareholders") will be given non-transferable beneficial interests in the Trust in proportion to their pro rata ownership interest in our Common Stock. The Trust will hold the majority of the assets currently held by Paulson Investment Company, Inc. ("PIC"), our operating subsidiary through which the business of the Company is currently conducted, and will hold an option to purchase the Company's remaining interest in PIC. It is contemplated that the Trust Assets (as described below) will be liquidated and distributed to the Legacy Shareholders over time.

The Company believes that operation of the broker-dealer business may not be the best way to maximize the Company's potential in the long term. The contemplated restructuring of the broker-dealer business is in response to the changing dynamics in capital formation for small public companies in the last several years. Over the years, PIC's core competency has been raising money for microcap companies in the public market. Unfortunately, the Company believes that macroeconomic conditions have made this strategy very difficult in recent years. PIC believes that going forward it needs to expand its investment banking capabilities to include early- and late-stage private financings as well. As part of the restructuring, it is contemplated that the broker-dealer operations will be initially owned 25% by the Company and 75% by management of PIC and outside investors; the 25% retained interest is expected to be sold and the proceeds added to the Trust. The Financing is intended to be the first step in a process of redirecting the Company's focus to a business model that the Company believes will generate better returns for shareholders.

In order to preserve for the Legacy Shareholders the value inherent in the assets currently held by PIC, it is contemplated that the majority of the assets (or the proceeds derived therefrom), currently primarily consisting of underwriter warrants, trading and investment securities, an insurance policy on the life of the founder of the Company, and cash and accounts receivables (the "Trust Assets"), will, immediately prior to the divestiture of the broker-dealer operations, be distributed to the Company, to be held in trust for the benefit of the Legacy Shareholders. As beneficial owners of the Trust, the Legacy Shareholders would continue to have ownership rights in the Trust Assets; on the other hand, anyone who purchases our Common Stock in the open market after the Record Date will have no rights to any of the assets of PIC, including the Trust Assets, with respect to the securities so purchased. The Trust Assets will vary substantially, depending on factors such as economic and market conditions.

Prior to the divestiture of PIC's broker-dealer operations, the Company will create the Trust and transfer the Trust Assets into it. The Company will not have access to the Trust Assets, but they may be subject to the claims of the Company’s general creditors. This will result in the Trust being a "grantor trust," and it will be disregarded as separate from the Company solely for income tax purposes. As a valid irrevocable trust under state law, the Trust Assets will not be owned by the Company; however, the funding of the Trust will not be considered a dividend at that time due to the possibility of the Company's creditors reaching the Trust Assets prior to their distribution to the Legacy Shareholders.

The Trust will provide for distribution of sale proceeds to the Legacy Shareholders when a Trust Asset is liquidated. At the time of sale, the Company will have income equal to the sale proceeds received in excess of the Company’s basis in the asset and the Company will be liable for any taxes due. Any taxes for which the Company is obligated as a result of the liquidation of Trust Assets will be paid by the Trust out of Trust Assets. The distribution of the sale proceeds to the Legacy Shareholder will be a dividend to the Legacy Shareholder at the time of the distribution, creating corresponding tax liability for a dividend received. Because the Trust Assets were irrevocably placed in trust at a time when the Company could have distributed them as dividends to the Legacy Shareholders under state law, we believe, but cannot guarantee, that the ultimate distribution of the sale proceeds to the Legacy Shareholders should not be restricted if the Company itself would not be permitted to pay a dividend at that time due to state law limitations. If, in fact, the placement of the Trust Assets in the Trust does not overcome the state law restrictions on the payment of dividends, it is possible that the Company may not be able to distribute all or any portion of the sale proceeds when a Trust Asset is liquidated. In that event, the sales proceeds would be retained by the Trust until such time, if any, that the Company is legally permitted to distribute the proceeds as a dividend to the Legacy Shareholders.

Indemnification Agreement

On July 25, 2013, the Company and PIC entered into a series of Indemnification Agreements pursuant to which PIC agreed to indemnify the Company and the investors in the Financing (collectively, the "Indemnitees") against any losses incurred by the Indemnitees as a result of (a) any misrepresentation or breach of any representation or warranty made by the Company in the Subscription Agreement, the Indemnification Agreements or any other certificate, instrument or document contemplated thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Subscription Agreement or any other certificate, instrument or document contemplated thereby, (c) any cause of action, suit or claim brought or made against the Company or the investors in the Financing by a third party arising out of or resulting from the execution, delivery, performance or enforcement of the Subscription Agreement or any other certificate, instrument or document contemplated hereby or thereby, (d) any breach of any misrepresentation, warranty, covenant, agreement or obligation of the Company contained in the Indemnification Agreement, (e) any cause of action, suit or claim brought or made against the Company or the investors in the Financing by any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government arising out of or resulting from the conduct of PIC, or (f) any claims brought by a third party as a result of alleged actions by PIC in the form of securities arbitrations, lawsuits or other manner.

In order to assure the availability of funds to satisfy the payment of indemnification obligations under the Indemnification Agreements, PIC shall deposit $250,000 in a segregated bank account, such funds to remain on deposit for 12 months from the date of release of the Investment Funds from escrow. The Investment Funds will be available to settle any claim, and will be under the exclusive control of the Company and an agent appointed by the Company for purposes of the Indemnification Agreements, on and following the date of release of the Investment Funds from escrow. In addition, PIC shall pay or set aside a sufficient portion of the Trust Assets or pay directly from the Trust for such period as is required to secure and maintain coverage for a period of two years following the date of release of the Investment Funds from escrow under (A) a policy providing for officers' and directors' liability no less favorable and in no lower amounts as is presently provided, and (B) its existing errors and omissions policy. Such obligation may be satisfied by prepayment or deposit in the segregated bank account.

The material terms of the Indemnification Agreement(s) summarized above is qualified in its entirety by the actual terms of the Indemnification Agreement(s), a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale of the Unit to the subscribers under the Subscription Agreement(s) is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. The subscribers received current information about the Company and had the opportunity to ask questions about the Company. The subscribers were deemed to be accredited investors.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Item 5.02 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2013, the Company designated a series of preferred stock as "Series A Preferred Stock” and filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Secretary of State of the State of Oregon. On June 19, 2013, the Board of Directors, acting pursuant to authority granted in the Company's Articles of Incorporation, authorized the creation of the Series A Preferred Stock.

Reference is made to the disclosure set forth under the heading "Series A Preferred Stock" in Item 1.01 of this Report, which disclosure is incorporated herein by reference. Such disclosure is qualified in its entirety by the actual terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, a copy of which is attached as Exhibit 3.1 to this Current Report of Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are attached hereto and this list is intended to constitute the exhibit index:

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
10.1	Subscription Agreement
10.2	Class A Warrant
10.3	Class B Warrant
10.4	Escrow Agreement
10.5	Interest Preservation Letter Agreement
10.6	Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAULSON CAPITAL CORP.

Date: August 30, 2013	By:	/s/ Chester L. F. Paulson
Chester L. F. Paulson

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K,

Item 601	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

10.1	Subscription Agreement

10.2	Class A Warrant

10.3	Class B Warrant

10.4	Escrow Agreement

10.5	Interest Preservation Letter Agreement

10.6	Indemnification Agreement